UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  January 2, 2013

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

(Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) - Resignation of Louis Brenner as Chief Medical Officer

On January 2, 2014 (the “Resignation Date”), Louis Brenner, M.D., resigned as the Chief Medical Officer of Radius Health, Inc. (the “Company”) and on January 8, 2014 entered into a Separation Agreement and Release (the “Brenner Separation Agreement”) with the Company.

Pursuant to the Brenner Separation Agreement, Dr. Brenner agreed to a general release of claims and the Company agreed to provide the severance payments contemplated by the terms of the employment letter agreement entered into between the Company and Dr. Brenner on November 9, 2011, which include payments totaling $247,500 (an amount equal to nine months of Dr. Brenner’s annual base salary as of the Resignation Date) to be made over the nine-month period following the Resignation Date in accordance with the Company’s normal payroll procedures, and payment of continued medical care premiums necessary for Dr. Brenner to continue to participate in the Company’s group medical plan during the six-month period following the Resignation Date.

The foregoing description is qualified in its entirety by reference to the Brenner Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2014
Radius Health, Inc.

	By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Separation Agreement and Release, dated as of January 8, 2014, by and between the Company and Louis Brenner, M.D.